UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390
Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On April 16, 2020, Pulmatrix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 4,787,553 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $1.671 per share, for gross proceeds of approximately $8.0 million before the deduction of placement agent fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-230225), which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2019, and was declared effective by the Commission on March 15, 2019 (the “Registration Statement”), and a related prospectus.

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers, for each share of Common Stock purchased in the Offering, a common warrant to purchase one share of Common Stock (the “Common Warrants”). The Common Warrants are exercisable immediately upon issuance and terminate two years following issuance. The Common Warrants have an exercise price of $1.55 per share and are exercisable to purchase an aggregate of up to 4,787,553 shares of Common Stock. A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock for a period of 10 trading days following the date of the Purchase Agreement. In addition, we agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction, as defined in the Purchase Agreement, for a period of eighteen months following the closing of the Offering, subject to certain exceptions.

The closing of the Offering and the Private Placement is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about April 20, 2020. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The description of terms and conditions of the form of Purchase Agreement and the form of Common Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and the form of Common Warrant, which are attached hereto as Exhibits 10.1 and 4.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The disclosure schedules to the Purchase Agreement contain, among other things, the following information:

SBA Loan

On April 10, 2020, Pulmatrix, Inc. (the “Company”) received a loan of $616,795 through the Paycheck Protection Program. Administered through the U.S. Small Business Administration, the loan was made possible through the Coronavirus Aid, Relief and Economic Security Act.

COVID-19 Developments

The Company has an ongoing Phase 2 clinical study of Pulmazole which was initiated in 2019, with top-line data for this study is presently anticipated mid-2021, and it plans to initiate a Phase 1b study of PUR1800 in stable moderate-severe COPD patients in the second half of 2020. However, both such studies could be materially affected by the coronavirus pandemic, which could result in a delay or indefinite suspension of the trials. The Company conducts its clinical trials within multiple geographies including the United States, United Kingdom, India, Poland and Australia, and the enrollment of patients in its study may be delayed or suspended should there be an outbreak of the coronavirus in areas where we are conducting trials, as hospitals and clinics in those regions may shift resources to patients affected by the disease.

Eleven out of 21 institutions which are the Company’s clinical sites recently suspended enrollment in the trial due to issues associated with coronavirus and additional institutions may follow. Additionally, if the trial participants are unable to travel to the Company’s clinical trial sites as a result of quarantines or other restrictions resulting from the coronavirus, the Company may experience higher drop-out rates or delays in its clinical trials. Government-imposed quarantines and restrictions may also require the Company to temporarily terminate the Company’s clinical sites. Furthermore, if the Company determines that the Company’s trial participants may suffer from exposure to coronavirus as a result of their participation in its clinical trials, the Company may voluntarily terminate certain clinical sites as a safety measure until the Company reasonably believes that the likelihood of exposure has subsided. As a result, the expected development timeline for Pulmazole and PUR1800 may be negatively impacted. To the extent that the coronavirus pandemic adversely affects the Company’s ability to obtain additional future capital, the Company may be unable to complete its planned preclinical and clinical trials or obtain approval of any product candidates from the U.S. Food and Drug Administration and other regulatory authorities. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally.

The Company does not yet know the full extent of potential delays or impact on its business, its relationship with its business partners, its clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from the Company’s clinical trials and on the Company’s other business operations.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01 Other Events.

On April 16, 2020, the Company issued a press release announcing that the registered direct offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated April 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: April 16, 2020	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer